UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2026

GREENPRO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-38308	98-1146821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B-23A-02, G-Vestor Tower

Pavilion Embassy, 200 Jalan Ampang

50450 W.P. Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

(60) 3 8408-1788

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GRNQ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2026, Greenpro Capital Corp. (the “Company”) entered into a share sale agreement (the “Agreement”) with Ms. Chen Yanhong (the “Buyer”), pursuant to which the Company agreed to sell or cause its subsidiaries to sell and transfer all of the issued and outstanding equity interests in Greenpro Resources (HK) Limited, a Hong Kong company (“GRHK”), Falcon Corporate Services Limited, a Hong Kong company (“FCS”), Greenpro Financial Consulting Limited, a Belize company (“GFC”), Greenpro Management Consultancy Limited, a Shenzhen, China company (“GMCSZ”), Shenzhen Falcon Financial Consulting Limited, a Shenzhen, China company (“SZFFC”), and Greenpro Financial Consulting (Shenzhen) Limited, a Shenzhen, China company (“GFCSZ” and, together with GRHK, FCS, GFC, GMCSZ and SZFFC, the “F&A Entities”). The Buyer is a director of GMCSZ, SZFFC, GFCSZ and FCS and a shareholder currently holding 14 shares of the Company’s common stock. The F&A Entities principally provide corporate advisory and company-secretarial services in Hong Kong and China. Subject to the terms and conditions of the Agreement, the Buyer will acquire the F&A Entities for aggregate cash consideration of HK$3,500,000, approximately US$446,486 based on the exchange rate as of August 31, 2026 (the “Transaction”). The Transaction is expected to close before the end of September 2026, subject to satisfaction or waiver of the applicable closing conditions.

The Company intends to use the cash proceeds from the Transaction for general corporate purposes, which may include the provision of additional working capital, funding internal operational improvement initiatives and business development.

The Agreement contains representations, warranties and covenants customary for a transaction of this type. Among other matters, the Company has agreed to cause the F&A Entities, during the period between execution of the Agreement and closing of the Transaction (the “Closing”), to operate in the ordinary course in all material respects, preserve their business relationships, refrain from issuing equity interests and refrain from entering into material transactions outside the ordinary course, in each case subject to the terms of the Agreement.

The Company’s audit committee approved the Transaction on September 8, 2026, and the Company’s board of directors approved the Transaction on September 11, 2026. Closing remains subject to the satisfaction or waiver of the conditions specified in the Agreement, including completion of required filings or notifications, the absence of any applicable law, order or proceeding prohibiting or materially restricting the Transaction, and the continued accuracy in all material respects of the parties’ representations and warranties.

The Agreement also provides that, at Closing, all outstanding intercompany balances, loans, advances, receivables, payables and other obligations between the F&A Entities and the remaining Company group will be fully, finally and irrevocably waived, released and discharged without further consideration.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Agreement has been included to provide investors with information regarding its terms. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specified dates; were solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the parties; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on those provisions as characterizations of the actual state of facts or conditions regarding the Company, the F&A Entities or the Buyer.

GVCL Subscription Agreement

On August 25, 2026, the Company’s Anguilla subsidiary, Greenpro Venture Capital Limited (“GVCL”), entered into a Subscription and Shareholder’s Protection Agreement (the “Subscription Agreement”) with Greenpro Trust Limited (“GTL”), acting on behalf of its beneficiaries, pursuant to which GTL agreed to invest $12,500,000 in GVCL in exchange for 500 or more ordinary shares representing 5% of GVCL’s outstanding equity interests on a fully diluted basis (the “GVCL Subscription”). GVCL received the $12,500,000 subscription amount from GTL on August 25, 2026. The Subscription Agreement requires GVCL to issue the shares immediately upon payment and provide evidence of the issuance within 14 days after payment. As of September 7, 2026, GVCL had allotted 500 shares to GTL.

The Subscription Agreement values GVCL at $250,000,000 and permits GTL, if an independent valuation obtained by GTL is lower, to reduce the subscription amount or require GVCL to issue additional shares proportionately. The Subscription Agreement also provides GTL with anti-dilution protection, the right to appoint one director to each of GVCL and GBHL whose approval would be required for all matters requiring board approval, information and audit rights, restrictions on the use of the subscription proceeds and on specified actions by GVCL and GBHL, and remedies upon default, including repayment, compulsory repurchase and a preferred return.

The Company indirectly owns approximately 11% of GTL, and the Company’s chief executive officer, Lee Chong Kuang, and chief financial officer, Loke Che Chan Gilbert and each serves as a director of GTL. The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the full text of the Subscription Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On August 25, 2026, GVCL transferred $12,500,000 to its wholly owned subsidiary, Global Business Hub Limited (“GBHL”), which holds a digital-banking license in Labuan, Malaysia, in connection with a proposed subscription for additional GBHL shares. GBHL received the funds on August 26, 2026. As of September 17, 2026, formal approval from the Labuan Financial Services Authority and the applicable corporate actions, including the allotment of the additional GBHL shares and an increase in GBHL’s paid-up capital had been completed. The Company intends to use additional capital to develop GBHL’s digital-banking business.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Share Sale Agreement dated September 18, 2026, between Greenpro Capital Corp. and Chen Yanhong.
10.1	Subscription and Shareholder’s Protection Agreement dated August 25, 2026, between Greenpro Venture Capital Limited and Greenpro Trust Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K, contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements regarding the anticipated closing and expected benefits of the Transaction, the expected use of proceeds, completion of the GVCL Subscription and the related share allotment, completion of the proposed capitalization of GBHL, receipt of formal approval from the Labuan Financial Services Authority and completion of the related corporate actions and share allotment, as well as the Company’s expectations regarding economic conditions and future business and financial performance.

Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. They include, among others, the Company’s ability to hire, train and retain qualified employees, the timing and implementation of strategic initiatives, deterioration of general macroeconomic conditions, geopolitical conflicts, the highly competitive nature of the industry, demand for the Company’s products and services, the Company’s ability to consummate the sale of F&A Entities on a timely basis or at all, including failure to complete required filings or notifications or to satisfy the other conditions to the Closing, completion of the GVCL Subscription and the related share allotment, completion of the proposed capitalization of GBHL and receipt of any required approval, the Company’s use of proceeds and ability to maintain service quality and challenges associated with transforming and growing its business. Factors that could cause actual results to differ materially include risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Reports on Form 10-Q, and the Company’s other filings with the Securities and Exchange Commission (“SEC”). Except as may be required by law, the Company undertakes no obligation to update any forward-looking statements made herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENPRO CAPITAL CORP.

Date: September 23, 2026	By:	/s/ Lee Chong Kuang
	Name:	Lee Chong Kuang
	Title:	Chief Executive Officer, President, Director